SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

          Wound Management Technologies, Inc.
(Exact name of registrant as specified in its charter)

Texas	0-11808	59-2219994
(State or other jurisdiction	(Commission File	(IRS Employer
incorporation)	Number)	Identification No.)

777 Main Street, Suite 3100, Fort Worth, Texas	76102
(Address of principal executive offices)	(Zip Code)

817-820-7080 Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

Mr. Scott A. Haire, our Chief Executive Officer, and Ms. Cathy Bradshaw, the President of Wound Care Innovations, LLC, our wholly owned subsidiary, are scheduled to give a presentation to attendees at the Undiscovered Equities Medical Forum at 5:30 p.m. eastern, on Thursday, June 18, 2009 at the Boca Raton Marriott at Boca Center, Boca Raton, Florida. A copy of the presentation materials are furnished as Exhibit 99.1 hereto and are incorporated herein by reference.

The information in this report is being furnished pursuant to Regulation FD.  In accordance with General Instructions B.2 and B.6 of Form 8-K, the information in this report shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1934, as amended.  The furnishing of the information set forth in this report is not intended to, and does not, constitute a determination or admission as to the materiality or completeness of such information.

Item 9.01 Financial Statements and Exhibits

(d)

Exhibits.

99.1	Presentation materials to be used by Mr. Scott A. Haire, our Chief Executive Officer, and Ms. Cathy Bradshaw, the President of Wound Care Innovations, LLC, our wholly owned subsidiary, during the presentation at the Undiscovered Equities Medical Forum on June 18, 2009.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wound Management Technologies, Inc.
Date: June 18, 2009
/s/Scott A. Haire
Scott A. Haire, Chairman of the Board,
Chief Executive Officer
And President (Principal Financial Officer)